UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2004

TOWER AUTOMOTIVE, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-12733 (Commission File Number)	41-1746238 (IRS Employer Identification No.)

27175 HAGGERTY ROAD, NOVI, MICHIGAN 48377
(Address of Principal Executive Offices) (Zip Code)

(248) 675-6000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 ( c))

Section 2 — Financial Information
Item 2.05 Costs Associated with Exit or Disposal Activities.
SIGNATURES

Section 2 — Financial Information

Item 2.05 Costs Associated with Exit or Disposal Activities.

On October 28, 2004, Tower Automotive, Inc. (the “Company”) committed to a plan to consolidate the stamping operations of its Gunpo, Korea facility (“Gunpo”) into its Hwasung, Korea plant (“Hwasung”) and to move welding operations from Gunpo to Hwasung and the Company’s facility in Shiwha, Korea. These actions were taken for the purpose of reducing future operating costs and are expected to be completed by March 2006.

Total estimated costs associated with these actions amount to approximately $500,000, which is comprised of employee termination benefits of $230,000 and other associated costs amounting to $270,000. All of these costs involve future cash expenditures. The Company is currently pursuing alternative uses for the machinery and equipment at Gunpo which will not be relocated to Hwasung and Shiwha. At this time, the Company is unable to estimate whether an impairment of such machinery and equipment has occurred as a result of this plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TOWER AUTOMOTIVE, INC. Registrant
Date: November 2, 2004	By:	/s/ Christopher T. Hatto
Christopher T. Hatto
Chief Accounting Officer